Exhibit 1.1

EXECUTION VERSION

CAPSTEAD MORTGAGE CORPORATION

7.50% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

(LIQUIDATION PREFERENCE $25.00 PER SHARE)

UNDERWRITING AGREEMENT

May 8, 2013

May 8, 2013

To the Managers named in Schedule I hereto

    for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Capstead Mortgage Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of shares of its Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series E Preferred Stock”), a series of the Company’s preferred stock, $0.10 par value per share (the “Preferred Stock”), set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of Series E Preferred Stock set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Series E Preferred Stock granted to the Underwriters in Section 2 hereof solely for the purpose of covering over-allotments. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated February 23, 2012 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and information set forth opposite the caption “Time of Sale

Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances

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under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock, partnership interests or limited liability company interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

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(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock, including the Shares and the shares of Common Stock (as hereinafter defined), of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon conversion of the Shares have been duly authorized and, when issued in accordance with articles supplementary setting forth the rights and preferences of the Series E Preferred Stock (the “Articles Supplementary”), will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights. The Company has reserved for future issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Shares.

(i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The form of certificates used to evidence the Shares complies in all material respects with all applicable requirements of the Maryland General Corporation Law (“MGCL”), the New York Stock Exchange (the “NYSE”) and the Company’s charter, bylaws or other organizational documents, and has been duly authorized and approved by the board of directors of the Company.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, including the issue and sale of the Shares and the issuance of the shares of Common Stock to be issued upon conversion of the Shares, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

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(m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by

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Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid with respect to periods covered by such returns, whether or not such taxes are shown as due on any tax return

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(except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had a material adverse effect (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have a material adverse effect).

(u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(v) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(w) The Company has applied to have the Shares listed for trading on the NYSE.

(x) Commencing with its initial taxable year ended December 31, 1985, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation as set forth in the Time of Sale Prospectus and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the

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Code. All statements regarding the Company’s qualification and taxation as a REIT under the Code and descriptions of the Company’s organization and current and proposed method of operation set forth in the Time of Sale Prospectus and the Prospectus are true, complete and correct in all material respects. The Company has made a timely election to be subject to tax as a REIT pursuant to Sections 856 through 860 of the Code upon filing its federal income tax return for its taxable year ended December 31, 1985.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in

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writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as applicable:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, a certificate, dated the Closing Date or the Option Closing Date, as applicable, and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as applicable, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as applicable.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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(c) The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, an opinion of Hogan Lovells US LLP, outside Maryland counsel for the Company, dated the Closing Date or the Option Closing Date, as applicable, in form and substance satisfactory to the Underwriters, to the effect set forth in Annex II.

(d) The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, opinions of Andrews Kurth LLP, outside special counsel for the Company, dated the Closing Date or the Option Closing Date, as applicable, in form and substance satisfactory to the Underwriters, to the effect set forth in Annex III and Annex IV.

(e) The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, with respect to such matters as the Managers may request.

The opinions of counsels for the Company described in Section 5(c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as applicable, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the documents indicated in this Section 5 and such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

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(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be

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misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsels and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the

12

obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k) The Company has met the requirements to qualify for taxation as a REIT under the Code for each of its taxable years ended December 31, 1985 through December 31, 2012 and will use its best efforts to continue to meet the requirements to qualify and be taxed as a REIT under the Code thereafter.

(l) To prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Shares, in substantially the form attached hereto as Annex I and otherwise in form and substance satisfactory to the Managers, and to file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(m) The Company will use its best efforts to effect the listing of the Shares on the NYSE within the time period specified in the Prospectus.

(n) Prior to the Closing Date, the Company will reserve a sufficient number of shares of Common Stock to satisfy the conversion of the Shares into shares of Common Stock in accordance with the terms of the Articles Supplementary and, for so long as any shares of Series E Preferred Stock are outstanding, the Company will continue to hold in reserve a sufficient number of shares of Common Stock to satisfy the conversion of such number of shares of Series E Preferred Stock into shares of Common Stock in accordance with the terms of the Articles Supplementary.

(o) Prior to the Closing Date, the Company will (i) file the Articles Supplementary with the State Department of Assessments and Taxation of Maryland, which Articles Supplementary will comply with all applicable requirements of the MGCL and will be in full force and effect, and (ii) register the Series E Preferred Stock with the Commission under the Exchange Act.

The Company also covenants with each Underwriter that, without the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant

13

any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Series E Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock) or any securities convertible into or exercisable or exchangeable for Series E Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series E Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series E Preferred Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Series E Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock) or any securities convertible into or exercisable or exchangeable for Series E Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock). The foregoing sentence shall not apply to the Shares to be sold hereunder.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to

14

information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without

17

liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Submission to Jurisdiction; Waiver of Jury Trial. Except as set forth below, no legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any legal suit, action or proceeding arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any legal suit, action or proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

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Very truly yours, CAPSTEAD MORTGAGE CORPORATION

By:	/s/ Andrew F. Jacobs
Name: Andrew F. Jacobs
Title: President and CEO

20

Accepted as of the date hereof MORGAN STANLEY & CO. LLC UBS SECURITIES LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz

Name: Yurij Slyz
Title: Executive Director

By:	UBS SECURITIES LLC

By:	/s/ Scott Yeager

Name: Scott Yeager
Title: Managing Director

By:	/s/ Rishi Mathur

Name: Rishi Mathur
Title: Associate Director

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SCHEDULE I

Managers:

Managers authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC UBS Securities LLC

Managers authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. LLC UBS Securities LLC

Registration Statement File No.:	333-179607

Time of Sale Prospectus

1.      Prospectus dated February 23, 2012 relating to the Shelf Shares

2.      The preliminary prospectus supplement dated May 8, 2013 relating to the Shares

3.      Pricing term sheet, dated May 8, 2013, filed by the Company under Rule 433(d) of the Securities Act

Lock-up Restricted Period:	30 days for the Company

Title of Shares to be purchased:	7.50% Series E Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), $0.10 par value per share

Number of Firm Shares:	6,000,000

Number of Additional Shares	900,000

Purchase Price:	$24.2125 a share

Initial Public Offering Price	$25.00 a share

Selling Concession:	$0.50 a share

Reallowance:	$0.45 a share

Closing Date and Time:	May 13, 2013 9:00 a.m.

Closing Location:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004

Address for Notices to Underwriters:	c/o Morgan Stanley & Co. LLC 1585 Broadway

I-1

New York, New York 10036, Attention: Transaction Management Dept. c/o UBS Securities LLC 677 Washington Boulevard Stamford, CT 06901 Attention: Fixed Income Syndicate

Address for Notices to the Company:	8401 North Central Expressway, Suite 800, Dallas, TX 75225, Attention: Phillip A. Reinsch

I-2

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	2,100,000
UBS Securities LLC	2,100,000
Keefe, Bruyette & Woods, Inc.	720,000
RBC Capital Markets, LLC	720,000
JMP Securities LLC	180,000
Mitsubishi UFJ Securities (USA), Inc.	180,000

Total:	6,000,000

II-1

Annex I

CAPSTEAD MORTGAGE CORPORATION

7.50% Series E Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

Final Pricing Term Sheet

May 8, 2013

Issuer:	Capstead Mortgage Corporation

Securities Offered:	7.50% Series E Cumulative Redeemable Preferred Stock

Shares Offered:	6,000,000 shares

Over-Allotment Option:	900,000 shares

Trade Date:	May 8, 2013

Settlement and Delivery Date:	May 13, 2013 (T+3)

Public Offering Price:	$25.00 liquidation preference per share; $150,000,000 in aggregate liquidation preference (assuming the over-allotment option is not exercised)

Underwriting Discount:	$0.7875 per share; $4,725,000 total (assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, before Expenses:	$24.2125 per share; $145,275,000 total (assuming the over-allotment option is not exercised)

Dividend Rate:	7.50% per annum of the $25.00 per share liquidation preference ($1.875 per annum per share)

Dividend Payment Date:	Quarterly cumulative dividends, in arrears, on the 15th day of each January, April, July and October, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. The first dividend will be payable on July 15, 2013 in the amount of $0.32292 per share and will be paid to the persons who are the holders of record of the Series E Preferred Stock at the close of business on the corresponding record date.

Dividend Record Date:	The last day of the calendar quarter, whether or not a business day, immediately preceding the applicable dividend payment date; the first dividend record date will be June 30, 2013.

Liquidation Preference:	$25.00 per share

Optional Redemption Date:	May 13, 2018

Conversion Rights:

Share Cap: 3.81388

Exchange Cap: Subject to certain adjustments, the Exchange Cap will not exceed 22,883,280 shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series E Preferred Stock is exercised, not to exceed 26,315,772 shares of the Issuer’s common stock in total (or equivalent Alternative Conversion Consideration, as applicable).

If the Common Stock Price is less than $6.555 (which is 50% of the per share closing price of our common stock reported on the NYSE on May 7, 2013), subject to adjustment in certain circumstances, the holders of the Series E

Annex I-1

Preferred Stock will receive a maximum of 3.81388 shares of our common stock per share of Series E Preferred Stock.

Proposed NYSE Listing Symbol:	CMOPRE

CUSIP:	14067E 605

ISIN:	US14067E6059

Joint Book-Running Managers:	Morgan Stanley & Co. LLC UBS Securities LLC

Joint Lead Managers:	Keefe, Bruyette & Woods, Inc. RBC Capital Markets, LLC

Co-Managers:	JMP Securities LLC Mitsubishi UFJ Securities (USA), Inc.

The issuer has filed a registration statement (including a base prospectus dated February 23, 2012) and a preliminary prospectus supplement, dated May 8, 2013 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from Morgan Stanley & Co. LLC by calling toll-free (866) 718-1649 or UBS Securities LLC by calling toll-free (877) 827-6444, extension 561 3884.

Annex I-2

Annex II

[Form of Opinion of Hogan Lovells US LLP]

May [•], 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

as Managers of the several Underwriters

Re:	Capstead Mortgage Corporation

[•]% Series E Cumulative Redeemable Preferred Stock

Ladies and Gentlemen:

This firm has acted as Maryland counsel to Capstead Mortgage Corporation, a Maryland corporation (the “Company”), in connection with the issuance and sale of [•] shares of [•]% Series E Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share), par value $0.10, of the Company (the “Shares”), pursuant to the terms of the Underwriting Agreement, dated May [•], 2013 (the “Agreement”), by and between the Company and you, as managers of the several underwriters named on Schedule II thereto. This opinion letter is furnished to you pursuant to the requirements set forth in Section 5(c) of the Agreement in connection with the Closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein (including in Schedule I attached hereto). Certain other capitalized terms used herein are defined in Schedule I attached hereto.

For purposes of the opinions, which are set forth in paragraphs (a) through (l) below (the “Opinions”), and other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the Opinions.

In our examination of the Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). We have also assumed the validity and constitutionality of each relevant statute,

Annex II-1

Morgan Stanley & Co., Inc. UBS Securities LLC	May [—], 2013

rule, regulation and agency action covered by this opinion letter. In our role as Maryland counsel to the Company, we have assumed that the Shares will not be issued in violation of the ownership limit contained in the Charter of the Company. As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (a) – (j) and (l), the General Corporation Law of the State of Maryland (the “MGCL”) and (ii) as to the opinion expressed in paragraph (k), subject to the exclusions and limitations set forth in this opinion letter, internal Maryland law (“Applicable Maryland Law”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions and limitations set forth in this opinion letter, we are of the opinion that:

(a) The Company is validly existing as a corporation and in good standing under the MGCL as of the date of the Good Standing Certificate.

(b) The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Final Prospectus and to enter into and perform is obligations under the Agreement.

(c) The authorized capital stock of the Company as of May [•], 2013 was as set forth under the caption “Description of our Capital Stock – Authorized Stock” in the Registration Statement, Time of Sale Prospectus and the Final Prospectus. The authorized capital stock of the Company conforms, in all material respects, to the description thereof set forth in the Registration Statement, Time of Sale Prospectus and the Final Prospectus.

(d) The execution and delivery by the Company, and the performance on the date hereof by the Company of its obligations under, the Agreement have been duly authorized by the Company.

(e) The Agreement has been duly executed and delivered by the Company.

(f) The Board of Directors has duly adopted resolutions reserving up to [•] shares of the Company’s Common Stock, par value $0.01 (the “Conversion Shares”), for issuance upon conversion of the Shares. The Conversion Shares have been duly authorized and, when issued in accordance with the Charter, will be validly issued, fully paid and non-assessable.

(g) The Shares have been duly authorized by the Company for issuance and sale by you under the Agreement and, when issued in accordance with the provisions of the Agreement, the Shares will be validly issued, fully paid and non-assessable. The form of certificate

Annex II-2

Morgan Stanley & Co., Inc. UBS Securities LLC	May [—], 2013

evidencing the Shares complies with the requirements of Section 2-211 of the MGCL, the Charter and the By-Laws.

(h) No holder of outstanding shares of capital stock of the Company has any statutory preemptive right under the MGCL, the Charter or the By-Laws of the Company to subscribe for any of the Shares.

(i) The information in the Registration Statement, Time of Sale Prospectus and the Final Prospectus under the captions “Description of Our Capital Stock,” “Description of Our Common Stock,” “Description of Our Preferred Stock”, “Material Provisions of Maryland Law and of Our Charter and By-Laws”, “Description of Series E Preferred Stock”, “Risk Factors---We may issue additional shares of Series E Preferred Stock and additional series of preferred stock that rank on parity with the Series E Preferred Stock as to dividend rights, rights upon liquidation or voting rights”, “---We may not be able to pay dividends on the Series E Preferred Stock”, “---You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us”, “---Our charter, including the articles supplementary establishing the terms of the Series E Preferred Stock, contains restrictions upon transfer and ownership of the Series E Preferred Stock, which may impair the ability of holders to acquire the Series E Preferred Stock or convert Series E Preferred Stock into our common stock,” “---As a holder of Series E Preferred Stock, you will have extremely limited voting rights” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects. The Shares and the Conversion Shares conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement, Time of Sale Prospectus and the Final Prospectus under the captions “Description of our Common Stock”, “Description of our Preferred Stock” and “Description of Series E Preferred Stock.”

(j) No holder of the Shares is subject to personal liability as such under the laws of the State of Maryland, which is the jurisdiction in which the Company is organized.

(k) The execution, delivery and performance on the date hereof by the Company of the Agreement do not violate (i) Applicable Maryland Law or the Charter or the By-Laws of the Company or (ii) violate any Maryland court or administrative order, judgment or decree listed on Schedule 2 hereto that names the Company and is specifically directed to it or any of its property.

(l) No approval or consent of, or registration or filing with, any Maryland court, governmental authority or regulatory agency is required to be obtained or made by the Company under the MGCL in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement or the consummation by the Company of the transactions contemplated thereby and by the Registration Statement, Time of Sale Prospectus and the Final Prospectus.

Annex II-3

Morgan Stanley & Co., Inc. UBS Securities LLC	May [—], 2013

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein). We express no opinion in this letter as to federal or state securities laws or regulations, antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level. The opinion set forth in (k) above is based upon a review of only those laws and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Agreement.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. The foregoing notwithstanding, to the extent our Opinions relate to matters of Maryland law, Andrews Kurth LLP and Fried, Frank, Harris, Shriver & Jacobson LLP may rely on our Opinions in rendering their opinions to you on the date hereof, provided that the full text of each of Andrews Kurth LLP’s and Fried, Frank, Harris, Shriver & Jacobson LLP’s and opinion letters states that our Opinions speak only as of the date hereof and that no such reliance will have any effect on the scope, phrasing or originally intended use of our Opinions.

Very truly yours,

DRAFT

Hogan Lovells US LLP

Annex II-4

Schedule 1

1. Executed copy of the Agreement.

2. The Registration Statement on Form S-3 (No. 333-179607) as amended (the “Registration Statement”) filed with the Commission on February 21, 2012.

3. The preliminary prospectus supplement, dated May [•], 2013 (the “Prospectus Supplement”), to the prospectus, dated February 23, 2012 (the “Base Prospectus”), as filed pursuant to Rule 424(b)(5) under the Securities Act, together with the pricing term sheet, dated May [•], 2013 (the “Time of Sale Prospectus”).

4. The final prospectus, dated May [•], 2013, that discloses the offering price and other final terms of the Shares (the “Final Prospectus”).

6. The Articles of Incorporation of the Company as amended through May [•], 2013 (the “Charter”), and as certified by the Maryland State Department of Assessments and Taxation (the “MSDAT”) on May [•], 2013 and as certified by the Secretary of the Company on the date hereof as being, together with the Articles Supplementary, complete, accurate and in effect.

7. A copy of the Articles Supplementary creating the Shares (the “Articles Supplementary”) as certified by the MSDAT on May [•], 2013.

8. The Amended and Restated Bylaws of the Company (the “By-Laws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

9. A certificate of good standing of the Company issued by the MSDAT dated May [•], 2013 (the “Good Standing Certificate”).

10. Certain resolutions of the Board of Directors of the Company (the “Board”) adopted at a meeting duly held or by unanimous written consent on May [•], 2013 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to the authorization of the Agreement, the Shares, the Conversion Shares and arrangements in connection therewith.

11. A certificate of certain officers of the Company, dated the date hereof, as to the representations and warranties of the Company set forth in the Agreement and other matters relating to the Shares.

12. A certificate of the Secretary of the Company, dated the date hereof, as to the incumbency and signatures of certain officers of the Company.

13. The form of certificate evidencing the Shares.

Annex II-5

Morgan Stanley & Co., Inc. UBS Securities LLC	May [—], 2013

Schedule 2

No items in these categories have been provided to us and identified as items which we should review in connection with rendering this opinion. We have been authorized to provide you with a copy of the Company Officer’s Certificate to the effect that there are no court or administrative orders, judgments or decrees of any Maryland court or administrative agency.

Annex II-6

Annex III

[Form of Opinion of Andrews Kurth LLP]

May [        ], 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Re:	Underwritten Offer and Sale of [ ] Shares of [ ]% Series E Cumulative Redeemable Preferred Stock of Capstead Mortgage Corporation

Ladies and Gentlemen:

We have acted as special counsel to Capstead Mortgage Corporation, a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of [            ] shares (the “Shares”) of [            ]% Series E Cumulative Redeemable Preferred Stock, par value $0.10 per share, of the Company (the “Preferred Stock”), which are being sold by the Company to the Underwriters (as defined below) pursuant to the Underwriting Agreement, dated May [        ], 2013 (the “Underwriting Agreement”), between the Company and the Underwriters named in Schedule II thereto (the “Underwriters”).

We are delivering this opinion to you pursuant to Section 5(d) of the Underwriting Agreement.

In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic and complete original documents of all documents submitted to us as facsimile, certified or photostatic copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied, to the extent we deemed appropriate, upon (i) written representations of (or made on behalf of) the Company and the officers and other representatives of the Company, (ii) the written representations made in the Underwriting Agreement and in certificates and other documents delivered pursuant to the terms of the Underwriting Agreement, (ii) statements and certifications of public officials and (iii) the Opinion Support Certificate (as defined below).

Annex III-1

Morgan Stanley & Co. LLC

UBS Securities

May [    ], 2013

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.	The registration statement on Form S-3ASR (No. 333-179607) of the Company, which was filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the general rules and regulations promulgated thereunder (the “Rules and Regulations”) (such registration statement, as supplemented or amended, or otherwise deemed to be a part thereof through Rule 430B at the time in question, including all exhibits filed as part thereof and all documents incorporated by reference therein, is referred to as the “Registration Statement”);

2.	The final prospectus, including the prospectus supplement dated May [ ], 2013 and the base prospectus dated February 23, 2012, in the form filed by the Company with the SEC pursuant to Rule 424(b)(5) on May [ ], 2013, including all documents incorporated by reference therein (collectively, the “Prospectus”); the preliminary prospectus supplement dated May 8, 2013 and the base prospectus dated February 23, 2012, in the form filed by the Company with the SEC pursuant to Rule 424(b)(5) on May 8, 2013, including all documents incorporated by reference therein (collectively, the “Statutory Prospectus”); and the Final Term Sheet in the form attached as Annex I to the Underwriting Agreement, as filed by the Company with the SEC as an issuer free writing prospectus pursuant to Rule 433 (the “Issuer General Use Free Writing Prospectus”);

3.	The Company’s Annual Report on Form 10-K, for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on February 25, 2013;

4.	The executed Underwriting Agreement;

5.	The Articles of Amendment and Restatement of the Company (f/k/a Lomas Mortgage Corporation) dated April 25, 1989, the Articles Supplementary of the Company dated November 6, 1989 creating the Series A Preferred Stock, the Articles Supplementary of the Company dated December 1, 1992 creating the Series B Preferred Stock, the Articles of Merger between the Company and Tyler Cabot Mortgage Securities Fund dated December 2, 1992, the Articles Supplementary of the Company dated December 9, 1999 creating the Series C Preferred Stock, the Articles Supplementary of the Company dated December 9, 1999 creating the Series D Preferred Stock, and the Articles Supplementary of the Company dated May [ ], 2013 creating the Series E Preferred Stock, each as amended and supplemented to the date hereof;

6.	The Amended and Restated Bylaws of the Company dated January 26, 2006, as certified by the Secretary of the Company;

7.	A copy of the resolutions of the board of directors of the Company, adopted as of February 20, 2012 and May 3, 2013, and the Evidence of Pricing Action with respect to Series E Preferred Stock, dated May 8, 2013 each as certified by the Secretary of the Company;

Annex III-2

Morgan Stanley & Co. LLC

UBS Securities

May [    ], 2013

8.	Certificates from the Secretary of State of each of the States of Maryland and Texas, as to the good standing under the laws of such states of the Company, and certificates from the Secretary of State of each of the states set forth on Schedule I hereto, as to the good standing under the laws of such states of each of the Subsidiaries;

9.	A certificate, dated the date hereof, executed by the Executive Vice President and Chief Financial Officer of the Company, a copy of which is attached hereto as Exhibit A (the “Opinion Support Certificate”); and

10.	Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We express no opinion in paragraphs (1) through (13) below as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of Texas, (ii) the Applicable Laws of the United States of America, (iii) certain specified laws of the United States of America to the extent referred to specifically herein, (iv) the Revised Uniform Limited Partnership Act of the State of Delaware, (v) the Limited Liability Company Act of the State of Delaware; (vi) the General Corporation Law of the State of Delaware and (vii) the Delaware Statutory Trust Act.

As used herein, the following terms have the respective meanings set forth below:

“Applicable Laws” means those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided that the term “Applicable Laws” does not include:

(a)	any municipal or other local law, rule or regulation, and any other law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction codes or guidelines, (iii) labor, employee rights and benefits, or occupational safety and health, or (iv) utility regulation;

(b)	antitrust laws and other laws regulating competition;

(c)	tax laws, rules or regulations;

(d)	antifraud laws;

(e)	state securities or blue sky laws, rules or regulations;

(f)	the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”); or

Annex III-3

Morgan Stanley & Co. LLC

UBS Securities

May [    ], 2013

(g)	any law, rule or regulation that may have become applicable because of any facts specifically pertaining to any of the Underwriters or relating to the legal or regulatory status of any of the Underwriters.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to (i) the Applicable Laws of the State of Texas, (ii) the Applicable Laws of the United States of America, (iii) the Revised Uniform Limited Partnership Act of the State of Delaware, (iv) the Limited Liability Company Act of the State of Delaware; (v) the General Corporation Law of the State of Delaware and (vi) the Delaware Statutory Trust Act.

“Subsidiaries” means the subsidiaries of the Company named in Schedule I hereto.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Company is duly qualified and in good standing as a foreign entity in the State of Texas. Each of the Subsidiaries is validly existing in good standing under the laws of the State of Delaware, with corporate, limited partnership, limited liability company or statutory trust power and authority to own its respective properties and to conduct its respective businesses as described in the Statutory Prospectus, and is duly qualified and in good standing as a foreign entity in each jurisdiction set forth opposite its respective name on Schedule I hereto.

2.	The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

3.	The Underwriting Agreement has been duly and validly executed and delivered by the Company.

4.	To our knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus but are not so disclosed.

5.	The issuance of the Shares is not subject to contractual preemptive or similar rights set forth in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument listed on Schedule II.

6.

No person has the right, pursuant to the terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument listed on Schedule II, to cause the Company to register under the Securities

Annex III-4

Morgan Stanley & Co. LLC

UBS Securities

May [    ], 2013

Act any securities of the Company or to include any such securities in the Registration Statement.

7.	The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated by the Underwriting Agreement do not and will not (A) cause a violation of the charter or bylaws or other organizational documents of the Company; (B) result in the creation or imposition of any lien, claim, charge encumbrance or restriction upon any property or assets of the Company; (C) constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument listed on Schedule II hereto, (D) violate or conflict with any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, identified on Schedule III hereto or otherwise known to us having jurisdiction over the Company or its properties or (E) violate any Applicable Laws.

8.	No Governmental Approval is required in connection with the execution, delivery and performance of the Underwriting Agreement, the consummation of the transactions contemplated therein, and the sale and delivery of the Shares by the Company as contemplated by the Underwriting Agreement, other than such as have been obtained or made under the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) and except as (A) may be required under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (B) may be required by FINRA.

9.	The Registration Statement, the Prospectus, the Statutory Prospectus and the Issuer General Use Free Writing Prospectus, and any amendments thereof or supplements thereto (except in each case for the financial statements, notes and related schedules and other related financial and accounting data contained or incorporated by reference therein, as to which we do not express an opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (except in each case for the financial statements, notes and related schedules and other related financial and accounting data contained or incorporated by reference therein, as to which we do not express an opinion), at the time they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

10.	The Company is not subject to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the

Annex III-5

Morgan Stanley & Co. LLC

UBS Securities

May [    ], 2013

transactions contemplated by the Underwriting Agreement will not cause the Company to become an “investment company” within the meaning of the Investment Company Act.

11.	Any required filing of each prospectus relating to the Shares (including the Prospectus and the Statutory Prospectus) or any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required therein (without reference to Rule 424(b)(8)), and the filing of the Issuer General Use Free Writing Prospectus was made in the manner and within the time period required by Rule 433(d).

12.	The Registration Statement, as of its effective date (which was as of 5:28 p.m. Eastern time on February 21, 2012), as of May [ ] , 2013 at [ a.m./p.m.] (the “Applicable Time”), and as of the date hereof; the Statutory Prospectus, as of its issue date and the Applicable Time; and the Prospectus as of its issue date (except in each case for the financial statements, notes and related schedules and other related financial and accounting data contained or incorporated by reference therein, as to which we do not express an opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (including Form S–3).

13.	To our knowledge, no contract, agreement or other documents are required to be filed as an exhibit to the Registration Statement that is not so filed as an exhibit to the Registration Statement or incorporated therein by reference.

*     *     *     *     *

Our opinions are subject to the following assumptions and qualifications:

A.	The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Company and the Subsidiaries under the laws of the states therein referred to are based solely upon our review of certificates from the officials of such states, copies of which have been provided to you.

B.	The opinion expressed in paragraph 13 above is given based on our knowledge and based on the facts set forth in the Opinion Support Certificate.

C.	We express no opinion as to the effect on the opinions expressed herein of the compliance or non-compliance of the Underwriters or any other party (other than the Company and the Subsidiaries) with any state, federal or other laws or regulations applicable to it, and the opinions expressed herein are subject to the compliance by the Underwriters with all such laws and regulations.

This opinion is being furnished only to you in connection with the sale of the Shares under the Underwriting Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity, including any purchaser of any Share from you and any subsequent purchaser of any

Annex III-6

Morgan Stanley & Co. LLC

UBS Securities

May [    ], 2013

Share, without our express written permission, except that Wells Fargo Bank, N.A., in its capacity as the Company’s transfer agent with respect to the Shares, may rely on this opinion as if it were addressed to such entity. The opinions expressed herein are as of the date hereof only and are based on laws, statutes, regulations, rules, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

Furthermore, we inform you that the Registration Statement became effective at 5:28 p.m. Eastern time on February 21, 2012, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

In addition, we have participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company, your representatives and your counsel at which the contents of the Registration Statement, the Prospectus, the Statutory Prospectus, the Issuer General Use Free Writing Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Statutory Prospectus or the Issuer General Use Free Writing Prospectus (except and to the extent set forth in opinion paragraph 2 of the separate opinion of Andrews Kurth LLP, dated the date hereof and addressed to the Underwriters, which addresses tax matters disclosed in the Registration Statement, the Prospectus and the Statutory Prospectus), on the basis of the foregoing (relying to the extent we deem necessary as to factual matters in respect of the determination of materiality to the extent we deem appropriate upon statements of fact made by officers and other representatives of the company), no facts have come to our attention that have led us to believe that (A) the Registration Statement, as of the deemed effective date with respect to the Underwriters pursuant to Rule 430(B)(f)(2) of the Rules and Regulations, or as of the date of the Underwriting Agreement contained or contains any untrue statement of any material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as of its issue date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no statement or belief with respect to the financial statements and notes and related schedules and other related financial and accounting data included or incorporated by reference in the Registration Statement, the Prospectus or any further amendment or supplement thereto. In addition, nothing came to our attention that would have led us to believe that the Statutory Prospectus and the Issuer General Use Free Writing Prospectus, when taken together as a whole, as of the Applicable Time, contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no statement

Annex III-7

Morgan Stanley & Co. LLC

UBS Securities

May [    ], 2013

or belief with respect to the financial statements and notes and related schedules and other related financial and accounting data included or incorporated by reference in the Statutory Prospectus or the Issuer General Use Free Writing Prospectus or any further amendment or supplement thereto.

Very truly yours,

CEW:MM:DAB

Annex III-8

SCHEDULE I

Subsidiaries of the Company and Good Standing Jurisdictions

JURISDICTION
SUBSIDIARY	State of Organization	State(s) of Foreign Qualification
Capstead Capital Corporation	Delaware	Texas
Capstead Inc.	Delaware	Texas
Capstead Mortgage Trust I	Delaware	Texas
Capstead Mortgage Trust II	Delaware	Texas
Capstead Mortgage Trust III	Delaware	Texas
Capstead Securities Holding LLC	Delaware	Texas
CMC Real Estate Capital GP, LLC	Delaware	Texas
CMC Real Estate Capital, L.P.	Delaware	Texas
CMC Securities Corporation IV	Delaware	Texas
Redtail Capital Partners, L.P.	Delaware	Texas
Redtail Capital Partners One, LLC	Delaware	Texas
Capstead Real Estate Holdings LLC	Delaware	Texas

Annex III-9

SCHEDULE II

List of Material Contracts

Intercompany Agreements

1.	Revolving Promissory Note by Capstead Mortgage Corporation to Capstead Inc., in the amount of $1,000,000.00, dated January 1, 2011

2.	Revolving Promissory Note by Capstead Inc. to Capstead Mortgage Corporation, in the amount of $1,000,000.00, dated January 1, 2011

Master Repurchase Agreements

1.	Master Repurchase Agreement between Capstead Mortgage Corporation and Banc of America Securities LLC, dated December 20, 2007

2.	Master Repurchase Agreement between Capstead Mortgage Corporation and Barclays Capital Inc., dated June 27, 2005

3.	Master Repurchase Agreement between Capstead Mortgage Corporation and BB&T Capital Markets, dated November 15, 2008

4.	Master Repurchase Agreement between Capstead Mortgage Corporation and BNP Paribas Securities Corp., dated February 25, 2005

5.	Custodial Undertaking in Connection with Master Repurchase Agreement between Capstead Mortgage Corporation, BNP Paribas Securities Corp. and The Bank of New York Mellon, dated January 29, 2009

6.	Master Repurchase Agreement between Capstead Mortgage Corporation and Cantor Fitzgerald & Co, dated March 19, 2004

7.	Custodial Undertaking in Connection with Master Repurchase Agreement between Capstead Mortgage Corporation, Cantor Fitzgerald & Co. and The Bank of New York Mellon, dated October 30, 2009

8.	Master Repurchase Agreement between Capstead Mortgage Corporation and Citigroup Global Markets Inc., dated March 11, 2008

9.	Master Repurchase Agreement between Capstead Mortgage Corporation and Credit Suisse First Boston (Europe) Limited, dated December 10, 2001

Annex III-10

10.	Master Repurchase Agreement between Capstead Mortgage Corporation and CRT Capital Group LLC, dated April 2, 2012

11.	Master Repurchase Agreement between Capstead Mortgage Corporation and Daiwa Securities America Inc., dated October 12, 2007

12.	Global Master Repurchase Agreement between Capstead Mortgage Corporation and Deutsche Bank AG, dated November 21, 2001

13.	Master Repurchase Agreement between Capstead Mortgage Corporation and Gleacher & Company Securities, Inc., dated February 16, 2012

14.	Master Repurchase Agreement between Capstead Mortgage Corporation and Greenwich Capital Markets Inc., dated August 26, 1998

15.	Master Repurchase Agreement between Capstead Mortgage Corporation and Goldman, Sachs & Co., dated November 9, 1998

16.	Master Repurchase Agreement between Capstead Mortgage Corporation and Guggenheim Securities, LLC, formerly Guggenheim Liquidity Services, LLC, formerly LBBW Securities LLC, dated December 15, 2008

17.	Master Repurchase Agreement between Capstead Mortgage Corporation and HSBC Securities (USA) Inc., dated April 20, 2007

18.	Master Repurchase Agreement between Capstead Mortgage Corporation and Industrial & Commercial Bank of China Financial Services LLC, dated December 29, 2010

19.	Master Repurchase Agreement between Capstead Mortgage Corporation and ING Financial Markets LLC, dated May 8, 2006

20.	Master Repurchase Agreement between Capstead Mortgage Corporation and Jefferies & Company, Inc., dated May 15, 2009

21.	Master Repurchase Agreement between Capstead Mortgage Corporation and J.P. Morgan Securities LLC, dated November 16, 2010

22.	Master Repurchase Agreement between Capstead Mortgage Corporation and KGS-Alpha Capital Markets, L.P., dated April 23, 2012

23.	Master Repurchase Agreement between Capstead Mortgage Corporation and KeyBanc Capital Markets Inc., dated May 6, 2011

24.	Master Repurchase Agreement between Capstead Mortgage Corporation and Landesbank Baden-Wurttemberg, dated May 14, 2010

25.	Master Repurchase Agreement between Capstead Mortgage Corporation and Macquarie Bank Limited, dated February 4, 2010

Annex III-11

26.	Master Repurchase Agreement between Capstead Mortgage Corporation and Merrill Lynch Government Securities Inc., dated February 1, 1995

27.	Master Repurchase Agreement between Capstead Mortgage Corporation and Mitsubishi UFJ Securities (USA), Inc., dated August 5, 2009

28.	Master Repurchase Agreement between Capstead Mortgage Corporation and Mizuho Securities USA, Inc., dated February 11, 2008

29.	Master Repurchase Agreement between Capstead Mortgage Corporation and Morgan Keegan & Co., Inc., dated November 18, 2008

30.	Master Repurchase Agreement between Capstead Mortgage Corporation and Morgan Stanley & Co Inc., dated March 23, 1994, as amended by the Amendment thereto dated March 15, 2010

31.	Master Repurchase Agreement between Capstead Mortgage Corporation and Nomura Securities International, Inc., dated November 2, 2009

32.	Master Repurchase Agreement between Capstead Mortgage Corporation and Pierpont Securities LLC, dated August 23, 2011

33.	Master Repurchase Agreement between Capstead Mortgage Corporation and The PrinceRidge Group LLC, dated September 30, 2010

34.	Master Repurchase Agreement between Capstead Mortgage Corporation and RBC Capital Markets Corporation, dated January 31, 2008

35.	Master Repurchase Agreement between Capstead Mortgage Corporation and SG Americas Securities, LLC, dated April 1, 2010

36.	Master Repurchase Agreement between Capstead Mortgage Corporation and South Street Securities LLC, dated April 8, 2008, as amended by the Amendment thereto dated May 26, 2010

37.	Custodial Undertaking in Connection with Master Repurchase Agreement between Capstead Mortgage Corporation, South Street Securities LLC and The Bank of New York Mellon, dated October 27, 2009

38.	Master Repurchase Agreement between Capstead Mortgage Corporation and Suntrust Robinson Humphrey, Inc., dated March 29, 2010

39.	Master Repurchase Agreement between Capstead Mortgage Corporation and Wells Fargo Securities, LLC, dated October 5, 2010, as amended by the Amendment thereto dated June 13, 2011

Annex III-12

40.	Master Repurchase Agreement between Capstead Mortgage Corporation and Wells Fargo Bank, N.A., dated October 5, 2010, as amended by the First Amendment thereto dated March 23, 2011 and the Second Amendment thereto dated June 13, 2011

Real Property Leases

1.	Lease Agreement between Capstead Mortgage Corporation and Lincoln Property Company No. 2396 (predecessor to landlord) dated May 17, 1999, as amended by the First Amendment to Lease, dated June , 1999, the Second Amendment to Lease dated October 1, 1999, the Third Amendment to Lease, dated January 7, 2004, the Fourth Amendment to Lease between Capstead Mortgage Corporation, as tenant, and Lincoln Park Partnership, as landlord, dated December 20, 2004 and the Fifth Amendment to Lease between Capstead Mortgage Corporation, as tenant, and Lincoln Park Partnership, as landlord, dated April 30, 2009.

ISDA Master Agreements

1.	ISDA 2002 Master Agreement and Credit Support Annex between Capstead Mortgage Corporation and The Bank of New York Mellon, dated June 15, 2010, as amended by August 2012 DF Protocol

2.	ISDA Master Agreement (1992 version) and Credit Support Annex between Capstead Mortgage Corporation and BNP Paribas, dated January 16, 2009, as amended by August 2012 DF Protocol

3.	Cross-Affiliate Master Netting and Collateral Agreement between Capstead Mortgage Corporation and BNP Paribas, dated January 19, 2009

4.	ISDA Master Agreement (1992 version) between Capstead Mortgage Corporation and Credit Suisse International, dated July 14, 2009, as amended by August 2012 DF Protocol

5.	ISDA Master Agreement (1992 version) between Capstead Mortgage Corporation and Merrill Lynch Capital Services, Inc., dated April 15, 1995, as amended by Amendment dated December 28, 2007; and Credit Support Annex dated December 28, 2007

6.	ISDA Master Agreement (1992 version) between Capstead Mortgage Corporation and Morgan Stanley Capital Services Inc., dated April 27, 1995 as amended by Amendment dated July 8, 2010, as amended by August 2012 DF Protocol

Miscellaneous Agreements

Annex III-13

1.	Junior Subordinated Indenture between Capstead Mortgage Corporation and Wells Fargo Bank, National Association, as Trustee, dated as of September 26, 2005

2.	Amended and Restated Trust Agreement among Capstead Mortgage Corporation, as Depositor, Wells Fargo Bank, National Association, as Property Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, and The Administrative Trustees named therein, dated as of September 26, 2005

3.	Indenture between Capstead Mortgage Corporation and Wilmington Trust Company, as Trustee, dated as of December 15, 2005

4.	Amended and Restated Declaration of Trust by and among Capstead Mortgage Corporation and the Administrators named therein, dated as of December 15, 2005

5.	Indenture between Capstead Mortgage Corporation and Wilmington Trust Company, as Trustee, dated as of September 11, 2006

6.	Amended and Restated Declaration of Trust by and among Capstead Mortgage Corporation, Wilmington Trust Company and the Administrators named therein, dated as of September 11, 2006

7.	Software agreement between Capstead Mortgage Corporation and Bancware LLC, dated as of December 28, 2007

8.	Software agreement between Capstead Mortgage Corporation and TPG Software, Inc., dated as of June 20, 2008

9.	AVM Direct Repo Services agreement between Capstead Mortgage Corporation and AVM, L.P., dated as of January 4, 2013

Plans, Stock Option Agreements and Restricted Stock Agreements

1.	Amended and Restated Deferred Compensation Plan

2.	1997 Flexible Long-Term Incentive Plan

3.	Amended and Restated 2004 Flexible Long-Term Incentive Plan

4.	Forms of nonqualified stock option and restricted stock agreements for non-employee directors

5.	Forms of nonqualified stock option and restricted stock agreements for employees

6.	Forms of nonqualified stock option and restricted stock agreements for non-employee directors and named executives

7.	Form of dividend equivalent rights grant agreement for executives

Annex III-14

Other Agreements

1.	Security Clearing Agreement between Capstead Mortgage Corporation and The Bank of New York Mellon, dated November 6, 2008

2.	Sales Agreement, as amended by the First Amendment to Sales Agreement dated as of August 4, 2008, between Capstead Mortgage Corporation and Brinson Patrick Securities Corporation

Annex III-15

SCHEDULE III

Decrees, Judgments, and Orders Applicable to:

the Company or any Subsidiary

NONE

Annex III-16

EXHIBIT A

CAPSTEAD MORTGAGE CORPORATION

OFFICER’S CERTIFICATE

May [            ], 2013

The undersigned, Philip A. Reinsch certifies that he is the Executive Vice President, Chief Financial Officer and Secretary of Capstead Mortgage Corporation (the “Company”).

Such officer understands that pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of May [            ], 2013, between the Company and Morgan Stanley & Co. LLC for itself and as representative of the underwriters listed in Schedule II thereto (the “Underwriters”), Andrews Kurth LLP, special counsel to the Company, is delivering to the Underwriters an opinion letter dated the date hereof (the “Opinion Letter”). Such officer further understands that Andrews Kurth LLP is relying on this certificate and the statements made herein in rendering certain of the opinions expressed in the Opinion Letter.

With regard to the foregoing, the undersigned certifies that they have made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and they further certify the following:

1. No contract or agreement is required to be filed as an exhibit to Registration Statement No. 333-179607 that is not so filed.

2. The Company and its subsidiaries are engaged in businesses other than that of investing, reinvesting, owning, holding or trading in Securities. Furthermore, the Company and its subsidiaries:

(a) are not engaged primarily, nor does any of them hold itself out as being engaged primarily, nor does any of them propose to engage primarily, in the business of investing, reinvesting, or trading in Securities;

(b) are not engaged, nor does any of them propose to engage, in the business of issuing Face-Amount Certificates of the Installment Type, nor has any of them been engaged in such business and has any such certificates outstanding;

(c) are not engaged, nor does any of them propose to engage, in the business of investing, reinvesting, owning, holding or trading in Securities (other than Securities of its respective subsidiaries); and

(d) do not own, nor does any of them propose to acquire, Investment Securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government Securities and cash items) on an unconsolidated basis.

As used in the foregoing paragraphs (a) through (d) of this certificate:

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“cash items” means cash, coins, paper currency, demand deposits with banks, timely checks of others, certified checks, bank drafts, money orders, travelers checks, letters of credit, and shares of a registered investment company that holds itself out as a money market fund and seeks to maintain a stable net asset value of $1.00 per share.

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;

“Investment Securities” means all Securities except (i) Government Securities and (ii) Securities issued by majority-owned subsidiaries of the owner, which subsidiaries: (A) are not themselves engaged in any activity described in clauses (a)-(c) of paragraph 3 of this certificate; and (B) do not own or propose to own Investment Securities having a value exceeding 40 percent of the value of each such subsidiary’s total assets (exclusive of Government Securities and cash items) on an unconsolidated basis; and

“Security” or “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

3.	There are no actions, suits or proceedings, inquiries, or investigations pending against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency.

4.	There are no effective decrees, judgments or orders of governmental authorities applicable to the Company or any of the Subsidiaries or the properties of such entities.

Annex III-18

Capitalized terms used and not defined herein have the meanings set forth in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have executed and delivered this certificate as of the date set forth above.

Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary

Annex III-19

Annex IV

[Form of Tax Opinion of Andrews Kurth LLP]

May         , 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

UBS Securities LLC

677 Washington

Boulevard Stamford, CT 06901

Re:	Underwritten Offer and Sale of [ ] Shares of [ ]% Series E Cumulative Redeemable Preferred Stock of Capstead Mortgage Corporation

Ladies and Gentlemen:

We have acted as special counsel to Capstead Mortgage Corporation, a Maryland corporation (“Capstead”), in connection with the issuance and sale by Capstead of [            ] shares of [            ]% Series E Cumulative Redeemable Preferred Stock, par value $0.10 per share, of Capstead, which are being sold by Capstead to the Underwriters (as defined below) pursuant to the Underwriting Agreement, dated May [        ], 2013 (the “Underwriting Agreement”), between Capstead and the Underwriters named in Schedule II thereto (the “Underwriters”).

We are delivering this opinion to you pursuant to Section 5(d) of the Underwriting Agreement.

You have requested our opinion regarding Capstead’s qualification as a real estate investment trust (“REIT”) pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), as set forth below. Capstead has and has had a number of wholly-owned subsidiaries, the income, liabilities, and assets of which are not and were not accounted for separately from Capstead for federal income tax purposes pursuant to applicable provisions of the Code. This letter refers to Capstead, as aggregated with such subsidiaries as were in existence during the period for which reference is made, as “Capstead REIT.” In addition, Capstead owned all of the outstanding common stock of Capstead Securities Corporation I (“Old CSC I”) from March 13, 1986, until December 30, 1993, the date of its merger with and into CMC

Annex IV-1

Liquidation Corporation (which corporation changed its name to Capstead Securities Corporation I (“New CSC I”)).

For the purpose of rendering our opinion, we have examined and, except in the case of paragraphs 5 and 6 below to the extent of our second opinion expressed below, are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

1. The Articles of Incorporation of Capstead and the Certificate of Incorporation of (i) Old CSC I, (ii) CMF Mortgage Funding Corporation, (iii) Capstead Holdings, Inc., (iv) Capstead Inc. and (v) each wholly-owned subsidiary of Capstead, each as amended and supplemented to the date hereof.

2. The By-Laws of Capstead and the Bylaws of Old CSC I.

3. Capstead REIT’s federal income tax returns for taxable years 1985—2011.

4. Old CSC I’s federal income tax returns for taxable years 1986—1993.

5. The base prospectus dated February 23, 2012, including all documents incorporated by reference therein (the “Base Prospectus”).

6. The prospectus supplement dated May         , 2013 (the “Prospectus Supplement”).

7. Representations made to us by an officer of Capstead in a certificate as of the date hereof and representations made to us by an officer of New CSC I in a certificate as of the date hereof (the “Officers’ Certificates”).

In connection with rendering this opinion, we have assumed and are relying upon, without any independent investigation or review thereof, the following:

1.

(i) The authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the due authorization, capacity, execution and delivery on behalf of the respective parties thereto of all documents referred to herein and the legal, valid and binding effect thereof on such parties, (iv) the genuineness of all signatures on documents examined by us, (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (vi) each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed. We have further assumed that each of the parties to each of the documents referred to herein fully complies with all of its obligations thereunder and that there are no arrangements, understandings or

Annex IV-2

agreements among any of the parties relating to such documents other than those evidenced by such documents.

2.	The correctness of the factual representations contained in the Officers’ Certificates, and that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification.

3.	None of Capstead, its wholly-owned subsidiaries, or Capstead Inc. will make any amendments to its organizational documents after the date of this opinion that would adversely affect Capstead REIT’s qualification as a REIT under the Code for any taxable year.

4.	No actions will be taken by Capstead REIT after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

Based on the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	For all of its taxable years beginning September 5, 1985, and ending December 31, 2012, Capstead REIT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and Capstead REIT’s organization and present and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2013 and thereafter.

2.	The statements in the Base Prospectus set forth under the caption “Federal Income Tax Consequences of Our Status as a REIT” and the statements in the Prospectus Supplement set forth under the caption “Additional U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of the legal matters referred to therein, fairly present the information with respect to such legal matters.

The ability of Capstead REIT to qualify as a REIT under the Code for its 2013 taxable year and subsequent taxable years will depend on future events, some of which are not within the control of Capstead REIT. Additionally, it is not possible to predict whether the statements, representations, warranties or assumptions on which we have relied to issue this opinion will continue to be accurate in the future. We will not review on a continuing basis Capstead REIT’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of Capstead REIT’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT under the Code.

The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative

Annex IV-3

interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent Capstead REIT from qualifying as a REIT under the Code. Although the opinions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the opinions set forth herein. These opinions are rendered only as of the date hereof, and we assume no obligation to update our opinions to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. Except to the limited extent described in the fourth paragraph of this letter, we have made no efforts to verify the accuracy or genuineness of the documents, assumptions or representations set forth above. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

Treasury Circular 230 Disclosure. This disclosure is provided to comply with Treasury Circular 230. The opinion set forth herein is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Such opinion was written to support the promoting, marketing or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.

Very truly yours,

TWF; TRP

Annex IV-4